Exhibit 10.22

SEPARATION AGREEMENT AND RELEASE

THIS SEPARATION AND RELEASE AGREEMENT (this "Agreement") is made as of [__________], between Progress Software Corporation, a Delaware corporation (the "Company"), and [_________] (the "Executive").
R E C I T A L S
A.The Executive has served as the [_______________] of the Company.
B.The Company and the Executive have agreed that the employment of the Executive with the Company shall terminate on [________________].
C.The Company has agreed to provide the Executive with certain severance benefits in connection with the Executive’s termination of employment, as set forth in the letter, dated as of [_____________], from the Company to the Executive (the “Termination Letter”).
D.    The Executive accepts the terms of the Agreement.
In consideration of the mutual covenants herein contained and in consideration of the severance and benefits provided in the Termination Letter, the parties agree as follows.
1.Covenants of the Executive. In consideration for, among other things, the severance and other payments provided in the Termination Letter, Executive agrees to the following covenants.
(a)Return and Protection of Company Property. Executive agrees to return to the Company all Company documents and property (except as set forth above) no later than five (5) days after the Termination Date and to abide by the terms of his Employee Proprietary Information and Confidentiality Agreement dated as of [__________] (the “Proprietary Information Agreement”).
(b)Cooperation. Executive agrees to make himself available to the Company after the Termination Date either by telephone or in person upon reasonable notice and with reasonable accommodation to the Executive’s personal and business affairs, to assist the Company in connection with any matter relating to services performed by Executive on behalf of the Company prior to the Termination Date. The Executive, also upon reasonable notice and with reasonable accommodation to his personal and business affairs, further agrees to cooperate with the Company in the defense or prosecution of any claims or actions now in existence or which may be brought or threatened in the future against or on behalf of the Company, its directors, shareholders, officers, or employees and which relates to the aforesaid services, including without limitation, by meeting with the Company’s counsel and appearing to testify truthfully in any proceeding without the necessity of a subpoena. The Company shall reimburse the Executive for his reasonable documented travel expenses incurred in connection with such cooperation. Notwithstanding the aforesaid, the Executive’s obligations set forth above shall not apply to any matter in which the Executive’s interests are materially adverse to those of the Company. Reimbursements of expenses shall be paid within thirty (30) days of the Company’s receipt of an invoice from the Executive or his designee for the same.  Any reimbursement in one calendar year shall not affect the amount that may be reimbursed in any other calendar year and a reimbursement (or right thereto) may not be exchanged or liquidated for another benefit or payment.  Any business expense reimbursements subject to Section 409A of the Internal Revenue Code shall be made no later than the end of the calendar year following the calendar year in which such business expense is incurred by Executive. The Executive shall submit any such expense requests in a sufficiently timely manner so as to permit the Company to comply with the previous sentence.

(c)Non-Competition.
(i)Executive recognizes the highly competitive nature of the Company’s business and that Executive’s position with the Company and access to and use of the Company’s confidential records and proprietary information renders the Executive special and unique. Executive hereby agrees that for a period of twelve (12) months from the Termination Date (the “Restricted Period”), he shall not, directly or indirectly, own, manage, operate, join, control, participate in, invest in or otherwise be connected or associated with, in any manner, including as an officer, director, employee, independent contractor, stockholder, member, partner, consultant, advisor, agent, proprietor, trustee or investor, any Competing Business (as defined below); provided, however, that (i) ownership of two percent (2%) or less of the stock or other securities of a publicly traded corporation and (ii) passive ownership of less than a five percent (5%) interest as a limited partner of a venture capital fund, private equity fund or similar investment vehicle or ownership of shares in a mutual fund shall not constitute a breach of this Section, in each case under this clause (ii), with respect to which the Executive has no role in the review, selection or management of any investments. For purposes hereof, the term, “Competing Business,” shall mean [_______________________].
(ii)Notwithstanding the foregoing, if the Executive seeks employment with any subsidiary, division, affiliate or unit of a Competing Business (a “Related Unit”) and if that Related Unit does not compete with the Company or any subsidiary or other affiliate (a “Noncompeting Related Unit”), the Executive may request a waiver of this Section 1(c) with respect to employment with such Noncompeting Related Unit. The Company shall not unreasonably withhold its agreement to such a waiver; provided that in no event may the Executive, engage in or assist in the activities of any Related Unit that competes with the Company or any subsidiary or other affiliate at any time during the Restricted Period.
(iii)Executive acknowledges that the business of the Company is worldwide in scope and therefore understands and agrees that this section 1(c) applies to anywhere within the United States of America. Executive further agrees that the nature of the Company’s confidential information and the goodwill relationship that were developed for the Company during the Executive’s employment support the continuation of the restrictions pursuant to this Section for twelve (12) months. Notwithstanding the foregoing, if a court determines that the geographic scope of this Section or the length of the Restricted Period is excessive, the parties agree that this Section should be enforced to the maximum extent that the court determines to be permissible.
(iv)The parties agree that, throughout his employment with the Company, the Executive has been obligated to render personal services of a special, unique, unusual, extraordinary and intellectual character, thereby giving this Agreement special value, and, in the event of a breach or threatened breach of the covenants of the Executive in this Section 1, the injury or imminent injury to the value and the goodwill of the Company’s business could not be reasonably or adequately compensated in damages in an action at law. Accordingly, the Executive acknowledges that, in addition to any other remedies that may be awarded, the Company shall be entitled to specific performance, injunctive relief or any other equitable remedy against the Executive, without the posting of a bond, in the event of any breach or threatened breach of any provision of this Agreement by the Executive.
(d)Non-Disparagement. Executive agrees that during the Restricted Period, except as required by law or to enforce the terms of this Agreement, Executive shall not make any disparaging statements about the Company (including for these purposes any subsidiary or affiliate), its officers, directors, employees, products or services. For purposes of this Agreement, statements in the course of testimony in a legal or regulatory proceeding or in response to an inquiry by a governmental or other regulatory entity shall be considered to be “required by law.”

(e)Release.
(i)In consideration of the severance and other benefits provided in the Termination Letter, Executive, on behalf of himself and his heirs, administrators, executors, successors and assigns, hereby voluntarily releases and forever discharges the Company, its past, present and future subsidiaries and affiliates, and its and their respective past, present and future directors, officers, agents, shareholders, attorneys and employees and all of their respective heirs, successors, predecessors, and assigns, (collectively the “Releasees”) of and from any and all claims, suits, liabilities, demands, debts, damages, costs, obligations, agreements and causes of action of any kind whatsoever, at law, in equity or otherwise known or unknown, or on any other basis which Executive has or may have, either now or at any time before now, against the Company, including but not limited to any claims based on Executive’s employment with the Company or the termination of Executive’s employment with the Company or any other relation with the Company, any claims of wrongful discharge, any claims of intentional or negligent misrepresentation, any claims of discrimination, any claims under the Worker Adjustment and Retraining Notification Act (WARN) of 1988, the Equal Pay Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, federal Family and Medical Leave Act; the federal Sarbanes-Oxley Act; and any claims under the common law or any statute including, without implication of limitation, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act, the Rehabilitation Act of 1973, the Massachusetts Fair Employment Practices Act, Mass. Gen. Laws ch. 151B, § 1 et seq., the Massachusetts Civil Rights Act, Mass. Gen. Laws ch.12, § 11H et seq., the Massachusetts Equal Rights Act, Mass. Gen. Laws ch. 93, § 102 and Mass. Gen. Laws ch. 214, § 1C, the Massachusetts Labor and Industries Act, Mass. Gen. Laws ch. 149, § 1 et seq., the Massachusetts Privacy Act, Mass. Gen. Laws ch. 214, § 1B et seq., and the Massachusetts Family and Medical Leave Act, Mass. Gen. Laws ch. 149, § 52D et seq as these statutes have been from time to time amended, and any and all other federal, state, county or local ordinances, statutes or regulations, all as may be amended, and any other claim relating to or arising out of Executive’s employment with or separation from the Company. Executive also hereby waives any claim for attorneys’ fees or costs and any claim for reinstatement. Further, except for benefits under any Company benefit plans that have vested or will vest according to the terms of those plans, the Company does not have, and shall not have, any obligation to provide Executive with any payments, benefits, or consideration other than the payments set forth in this Agreement. This release, however, does not apply to Executive’s right to seek enforcement of the terms of this Agreement.
(ii)Notwithstanding the generality of the preceding paragraph, the above release and waiver of claims applies only to the extent permitted by law and, in the event any charge or claim is permitted by law, Executive expressly waives his right to recover any relief, damages, and/or monetary benefit as a result of any such charge or claim.
(iii)In addition, Executive does not intend to release the following: (a) any rights that Executive may have under any directors and officers insurance policy that Executive may have been covered under while an employee of the Company; and (b) any rights that Executive may have to indemnification under any provision of the Company’s bylaws and/or the Company’s certificate of incorporation.
(iv)Nothing in this Agreement shall prohibit or restrict Executive from (a) providing information to, or otherwise assisting in, an investigation by the Massachusetts Commission Against Discrimination (“MCAD”), the United States Congress, the Securities and Exchange Commission (“SEC”), the Equal Employment Opportunity Commission (“EEOC”), the National Labor Relations Board (“NLRB”) or any other federal regulatory or law enforcement agency or self-regulatory organization (“SRO”) and/or (b) testifying, participating, or otherwise assisting in a proceeding relating to an alleged violation of any federal law relating to fraud or any rule or regulation of the MCAD, SEC, EEOC, NLRB or any SRO.
(v)Executive represents and warrants that he has received all leave (paid or unpaid), compensation, wages, bonuses, commissions, and/or benefits to which he may be entitled and that no other leave (paid or unpaid), compensation, wages, bonuses, commissions, and/or benefits are due to Executive, except as provided in the Termination Agreement. Executive furthermore affirms that he has no known workplace injuries or occupational diseases and have not been denied any leave requested under the Family and Medical Leave Act.
(vi)Executive hereby acknowledges that he has been given a reasonable time to consider this Agreement before executing it. If this Agreement is not signed by Executive and returned to the Company so that the Company receives it no later than the close of business on the date that is five business days after the Termination Date, then the severance benefits provided in this Agreement will not be provided to Executive by the Company. In the event that Executive executes and returns this Agreement by the date that is five days after the Termination Date, acknowledges that such decision was entirely voluntary and that he had the opportunity to consider the terms and conditions set forth in this Agreement for the entire period, then the severance benefits provided in the Termination Letter will be provided to Executive by the Company.
(vii)Except as expressly set forth in this Agreement, no representations of any kind or character have been made to Executive by the Company, or by any of their respective directors, officers, employees, representatives, or attorneys, to induce the execution of this release. Executive further acknowledges that the only representations made to Executive in order to obtain my consent to this Agreement are set forth in this Agreement, and that Executive is signing this Agreement voluntarily and without coercion, intimidation or threat of retaliation. Executive further acknowledges that he has been advised to consult with an attorney before signing this Agreement and that he has had an opportunity to seek the advice of legal counsel and that the terms of this release have been completely read by Executive and that those terms are fully understood by Executive.
2.Successors
(a)Company’s Successors. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) or to all or substantially all of the Company’s business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term “Company” shall include any successor to the Company’s business and/or assets which executes and delivers the assumption agreement described in this subsection (a) which becomes bound by the terms of this Agreement by operation of law.
(b)Executive’s Successors. The terms of this Agreement and all rights of the Executive’s hereunder shall inure to the benefit of, and be enforceable by, the Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributes, devisees and legatees.
3.Notice. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Executive, mailed notices shall be addressed to him or her at the home address which he or she most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Legal Department.
4.Miscellaneous Provisions

(a)Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed in writing and signed by the Executive and by an authorized officer of the Company (other than the Executive). No waiver by either party of any breach of, or compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.
(b)Entire Agreement. Except with respect to the terms of the Termination Letter, which is incorporated in its entirety herein, no agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof.
(c)Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the Commonwealth of Massachusetts. Any dispute arising under or in connection with this Agreement or related to any matter which is the subject of this Agreement shall be subject to the exclusive jurisdiction of the state and/or federal courts located in Massachusetts.
(d)Assignment by Company. The Company may assign its rights under this Agreement to an affiliate and an affiliate may assign its rights under this Agreement to another affiliate of the Company or to the Company; provided, however, that no assignment shall be made if the net worth of the assignee is less than the net worth of the Company at the time of the assignment. In the case of any such assignment, the term “Company” when used in a section of the Agreement shall mean the corporation that actually employs the Executive.
(e)Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the date first above written.
Progress Software Corporation

By: ___________________________

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